Peak Pharmaceuticals, Inc. Provides Business Update for the First Quarter of Fiscal 2015

--Company Reports First Revenues with 72.7% Gross Margin

BOULDER, CO, February 17, 2015 – Peak Pharmaceuticals, Inc. (OTCQB: PKPH) (“Peak Pharma” or the “Company”), an emerging leader in the research, development, sales and marketing of safe, hemp-based, medicinal products and supplements, today announced results of operations for the three months ending December 31, 2014, which included revenue of $161,360 and gross profit of $117,338 or 72.7%.

Dr. Soren Mogelsvang, President and CEO of Peak Pharmaceuticals, commented, “This is an exciting time for Peak Pharma, as we have transitioned from a development stage company to full commercialization, and we are now generating revenue from our Canna-Pet™ veterinary products.  We see enormous market potential for this product line and plan to aggressively market and grow this business. Now that we are generating revenue and have demonstrated market demand through our e-commerce portal, we are actively pursuing additional distribution channels.”

“Later this year, our goal is to release our first human products, which we believe represents an even larger market opportunity.  Meanwhile, we have developed a very scalable business model as evidenced by over 70 percent gross margins. We have also carefully managed our expenses and maintained a very lean overhead. As we continue to grow revenue, we anticipate profitability and look forward to delivering substantial value for our shareholders.”

All revenues were earned pursuant to the Company’s exclusive, worldwide license to the Canna-Pet™ veterinary products and brand. The product sales were through the Company’s online e-commerce portal and select retailers. Royalty payments under the license were $25,615 for the three month period ended December 31, 2014. At December 31, 2014, cash on hand was $281,984.

The following summary financial information is derived from our unaudited financial statements contained in our 10-Q for the quarter ended December 31, 2014

For the three months ended December 31,
2014	2013
Revenue	$161,360	$-
Gross profit	$177,388	$-
Net (loss)	$(815,226)	$(525,638)

As of December 31, 2014
Current assets	$414,959
Total assets	$450,362
Current liabilities	$171,119
Total liabilities	$171,119
Working capital	$243,840
Total stockholders' equity	$279,243

Additional details and notes relating to the Company's finances and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information please visit www.peakpharma.com.

About Peak Pharmaceuticals, Inc. (OTCQB: PKPH)

Peak Pharmaceuticals, Inc. specializes in the development, manufacturing, sales and marketing of pharmaceutical-grade, hemp-based nutraceutical and supplement products for the human and animal health markets.  The company aims to become a global leader in the research, development, sales and marketing of medicinal hemp and cannabinoid products. For more information visit www.peakpharma.com and follow us on Facebook, Twitter and LinkededIn.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the availability of additional funding; the early-stage nature of the industry sector; regulatory changes affecting the sale, transport or consumption of Cannabidiol or hemp based products by humans or animals; commercial impacts to the Company's business, related agreements, product development, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC, including, the Company's current reports on Form 8-K. The Company does not undertake to update these forward-looking statements. FDA Disclosure: The statements in this news release have not been evaluated by the Food and Drug Administration (FDA). The products and statements mentioned in this release are not intended for humans, or to diagnose, treat, cure, or prevent any disease.

For additional information, please contact:

Peak Pharmaceuticals, Inc. Investor Relations

E: investors@peakpharmaceuticals.com

T: +1 (800) 713-9091

www.peakpharma.com